Exhibit 99.1

NEWS RELEASE
INVESTOR CONTACT: Janine Orf (314) 275-3680 jorf@patriotcoal.com MEDIA CONTACT: Michael Freitag/Jonathan Keehner/ Aaron Palash Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

FOR IMMEDIATE RELEASE

PATRIOT COAL TO REDUCE METALLURGICAL COAL PRODUCTION

ST. LOUIS, September 14 – Patriot Coal Corporation (OTC: PCXCQ) today announced temporary curtailments of approximately 85,000 tons of metallurgical coal production per month in response to further weakening of market demand. The production cuts will occur at three Southern West Virginia mine complexes, Kanawha Eagle, Rocklick and Wells, over the next 60 days. In total, approximately 250 employee and contractor positions will be impacted by these actions.

“Metallurgical coal demand and pricing declined rapidly over the last two months as a result of slowdowns in economies around the world,” stated Patriot President and Chief Operating Officer Bennett K. Hatfield. “These actions are designed to bring our production in line with expected sales and focus capital resources on our lowest cost operations as we proceed with our reorganization.”

About Patriot Coal

Patriot Coal Corporation is a producer and marketer of coal in the eastern United States, with 12 active mining complexes in Appalachia and the Illinois Basin. Patriot ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with Patriot’s Chapter 11 cases and our business and financial prospects. Statements of management’s expectations, including its desire to bring production in line with sales and focus capital resources on lowest cost operations, are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. We do not undertake to update our forward-looking statements. Factors that could affect our results include, but are not limited to: (i) the ability of Patriot and its subsidiaries to continue as going concerns, (ii) the ability of Patriot and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii) the ability of Patriot and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, (iv) the effects of the bankruptcy filing on Patriot and its subsidiaries and on the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vi) the length of time Patriot and its subsidiaries will operate under Chapter 11, (vii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of Patriot and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed, (viii) the potential adverse effects of the Chapter 11 cases on Patriot’s liquidity or results of operations, (ix) the ability to execute Patriot’s business and restructuring plans, (x) increased legal and professional costs related to Patriot’s bankruptcy cases and other litigation, and (xi) the ability of Patriot and its subsidiaries to maintain contracts that are critical to their operations, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in Patriot’s public filings and those discussed above cause results to differ materially from those expressed in Patriot’s forward-looking statements, Patriot’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected. Patriot undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Patriot’s Form 10-K and Form 10-Q reports.

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